UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017

Whitestone REIT
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34855	76-0594970

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500
Houston, TX	77063

(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Whitestone REIT (the “Company”) with the Securities and Exchange Commission on May 12, 2017 (the “Original 8-K”).  The purpose of this Amendment is to confirm the Company’s intentions with regard to the frequency of future non-binding shareholder advisory votes on the compensation of the Company's named executive officers. Except as expressly stated herein, this Form 8-K/A does not amend or update any other information contained in the Original 8-K, which remains unchanged.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 12, 2017, the Company filed the Original 8-K to report, among other things, the voting results for each proposal presented to the Company’s shareholders at the Company’s annual meeting of shareholders (the “Annual Meeting”) on May 11, 2017. As previously disclosed, regarding Proposal 4, Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation, the Company’s shareholders voted to approve an advisory resolution on the frequency of advisory votes on executive compensation to be once every year.

Consistent with the recommendation of the vote of the shareholders at its Annual Meeting, the Company confirms that, pursuant to the determination of its Board of Trustees, it will include a non-binding shareholder advisory vote on executive compensation in the Company’s proxy materials every year, until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than its annual shareholders meeting in 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
Date: September 6, 2017	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer